Exhibit 6.2

Rental Agreement

Between TerraCycle, Inc. and TerraCycle US, LLC

This Rental Agreement (this “Agreement”) between TerraCycle US, LLC, a Delaware Limited Liability Company (“Landlord”) owner of and doing business at 21 Hillside Avenue, Trenton, NJ, USA (the “Premises”), and TerraCycle TerraCycle, Inc. a Delaware Corporation (“Tenant”) doing business at 121 New York Avenue, Trenton, NJ USA is entered into as of April 16, 2014.

Whereas, Landlord and Tenant wish to enter into a rental agreement;

Now, therefore, subject to Schedule A below, Landlord will charge Tenant the fair rental amount per person.

The parties further agree to amend this Agreement to reflect any agreed change in any existing or new item listed under “Group/Category” and its associated fee determination under Schedule A below.

/s/ Richard Perl	/s/ Javier Daly
TerraCycle US, LLC	TerraCycle, Inc.

Schedule A

ITEMS FOR ALLOCATION:

Group / Category	Fee
Office Expenses	$379,026
Depreciation	$90,000
Contractor expenses	$18,960
Technology expenses	$4,400
Total Building Expenses	$492,386
Enrollment:
TCI C Level	14.5%
TCI Other	47.3%
US LLC (ex-warehouse)	38.2%
Total	100.0%
Expense Split Adjusted TCI	61.8%
Quarterly Invoicing US LLC to TCI
Annual Share	$304,384
Quarterly Amount	$76,096

Rental Agreement

Between TerraCycle, Inc. and TerraCycle US, LLC

This Rental Agreement (this “Agreement”) between TerraCycle US, LLC, a Delaware Limited Liability Company (“Landlord”) owner of and doing business at 121 New York Avenue, Trenton, NJ, USA (the “Premises”), and TerraCycle TerraCycle, Inc. a Delaware Corporation (“Tenant”) doing business at 121 New York Avenue, Trenton, NJ USA is entered into as of April 1, 2014.

Whereas, Landlord and Tenant wish to enter into a rental agreement.

Now, therefore, subject to Schedule A below, Landlord will charge Tenant the fair rental amount per person.

The parties further agree to amend this Agreement to reflect any agreed change in.

Landlord acknowledges that it owns the Premises subject to a $300,000 mortgage held by TD Bank, N.A..

/s/ Richard Perl	/s/ Javier Daly
TerraCycle US, LLC	TerraCycle, Inc.

Schedule A

Assets ITEMS FOR ALLOCATION:

Group / Category	Fee
Office Expenses (per WCB 2012.02 v2)	$422,713
Depreciation	$267,954
Total Building Expenses	$690,667
Enrollment:
TCI C Level	14.5%
TCI Other	47.3%
US LLC (ex-warehouse)	38.2%
Total	100.0%
Expense Split Adjusted TCI	61.8%
Quarterly Invoicing US LLC to TCI
Annual Share	$428,200
Quarterly Amount	$107,050